T-3 Energy Services, Inc. Announces It Will Hold A Conference Call To Discuss
Fourth Quarter and Annual 2008 Results on Monday, March 2nd at 10:00 A.M.
Central Time
HOUSTON, TEXAS, (PRIMEZONE WIRE) — February 6, 2009. T-3 Energy Services, Inc. (“T-3”) (NASDAQ:TTES — News) announced today that it will hold a conference call to discuss fourth quarter and annual 2008 results on Monday, March 2, 2009 at 10:00 a.m. Central Time. To participate in the live conference call, dial 877-856-1961 (domestic and Canada) or 719-325-4791 (international) at least ten minutes prior to the scheduled start of the call.
T-3 Energy Services, Inc. provides a broad range of oilfield products and services primarily to customers in the drilling and completion of new oil and gas wells, the workover of existing wells and the production and transportation of oil and gas. Its customer base, which operates in active oil and gas basins throughout the world, consists of leading drilling contractors, exploration and production companies and pipeline companies. For further information, see http://www.t3energy.com
Certain statements and answers to questions during the conference call may contain “forward-looking statements.” These statements, and all phases of the Company’s operations, are subject to risks and uncertainties, any one of which could cause actual results to differ materially from those described in the forward-looking statements. Investors are reminded that these forward-looking statements must be considered in conjunction with the cautionary warnings and risk factors, which are detailed in the Company’s most recent Annual Report on Form 10-K filed with the SEC and available from the Company.

Contact:	T-3 Energy Services, Inc. James M. Mitchell, Senior Vice President and Chief Financial Officer 713-996-4110